As filed with the Securities and Exchange Commission on

May 26, 2023

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	52-1273725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED 2017 EQUITY COMPENSATION PLAN

(Full title of the plan)

Frank Sorrentino III

ConnectOne Bancorp, Inc.

301 Sylvan Avenue

Englewood Cliffs, NJ 07632

(Name and address of agent for service)

(201) 816-8900

(Telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging grown company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                  ☐

CONNECTONE BANCORP, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional common shares of ConnectOne Bancorp, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2017 Equity Compensation Plan.

The board of directors of the Registrant approved an amendment, subject to shareholder approval, to the Registrant’s 2017 Equity Compensation Plan and such amendment was approved by the Registrant’s shareholders on May 23, 2023. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 1, 2018 (File No. 333-224575); (the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section 100 F Street, N.E., Room 1580 Washington, DC 20549. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is http://www.sec.gov.

The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a)

the Registrant’s annual report on Form 10-K for the year ended December 31, 2022 filed under the Securities Exchange Act of 1934 on February 24, 2023, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	the Registrant’s quarterly report for the period ended March 31, 2023 on Form 10-Q filed with the SEC on May 5, 2023;

(c)

the Registrant’s current reports on Form 8-K filed with the SEC on January 12, 2023, January 26, 2023, February 1, 2023, February 16, 2023, April 13, 2023, April 27, 2023, May 11, 2023; and May 25, 2023.

(d)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-11486) filed with the Commission on June 5, 1996 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 2017 Equity Compensation Plan
5	Opinion of Windels Marx Lane & Mittendorf, LLP
23(a)	Consent of Crowe LLP
23(b)	Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)
107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Englewood Cliffs, State of New Jersey, on the 26th day of May, 2023. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

ConnectOne Bancorp, Inc.

Signature & Title	Date

/s/ Frank Sorrentino III	May 26, 2023
Frank Sorrentino III Chairman & Chief Executive Officer (Principal Executive Officer)

/s/ William S. Burns	May 26, 2023
William S. Burns Senior Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Frank Baier	May 26, 2023
Frank Baier Director

/s/ Stephen Boswell	May 26, 2023
Stephen Boswell Director

/s/ Frank Huttle III	May 26, 2023
Frank Huttle III Director

/s/ Michael Kempner	May 26, 2023
Michael Kempner Director

/s/ Elizabeth Magennis	May 26, 2023
Elizabeth Magennis Director

/s/ Nicholas Minoia	May 26, 2023
Nicholas Minoia Director

/s/ Anson M. Moise	May 26, 2023
Anson M. Moise Director

/s/ Katherin Nukk-Freeman	May 26, 2023
Katherin Nukk-Freeman Director

/s/ Daniel Rifkin	May 26, 2023
Daniel Rifkin Director

/s/ Mark Sokolich	May 26, 2023
Mark Sokolich Director

/s/ William Thompson	May 26, 2023
William Thompson Director

EXHIBIT INDEX TO REGISTRATION

STATEMENT ON FORM S-8

OF CONNECTONE BANCORP. INC.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 2017 Equity Compensation Plan

5	Opinion of Windels Marx Lane & Mittendorf, LLP

23(a)	Consent of Crowe LLP

23(b)	Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)

107	Calculation of Filing Fee Table